UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On  June 15, 2012 the Company entered into an employment agreement with Thomas Ichim  whereby Mr. Ichim agreed to assume the position of Chief Scientific Officer and Director of Research of the Company’s wholly owned subsidiary, Regen BioPharma, Inc. (“Ichim Employment Agreement”). Mr.  Ichim currently serves as Chief Executive Officer of Medistem, Inc., a biotechnology company developing and commercializing technologies related to adult stem cell extraction and manipulation for use in treating inflammatory and degenerative diseases.

As consideration for rendering services pursuant to the Ichim Employment Agreement, Mr. Ichim shall receive:

(a) Monthly salary of $10,000 payable in cash or common shares of the Company, at the Company’s option

(b) 12,000,000 common shares of the Company (“Signing Shares”)

Signing Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Mr. Ichim (“ Transfer Restriction”) except as follows:

1. Upon the expiration of one month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to 1,000,000 of the Signing Shares.

2. Upon the expiration of two months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

3. Upon the expiration of three months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

4. Upon the expiration of four months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

5. Upon the expiration of five months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

6. Upon the expiration of six month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

Transfer Restrictions shall no longer apply to 6,000,000 of the Signing Shares (“Milestone Shares”) upon the achievement of the following events (“Milestones”) during the course of the Mr. Ichim’s employment with the Company

1. Upon the addition to the Scientific Advisory Board of the Company or any subsidiary of the Company  of five Researchers approved by the CEO of the Company to act as members of Scientific Advisory Board of the Company or any subsidiary of the Company, prior to December 31, 2012, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares

2. Upon the identification of five separate intellectual properties (“IPs”), prior to May 4, 2013, which are, in the sole discretion of the CEO of the Company, deemed to be suitable IPs for the Company or any subsidiary of the Company to consider licensing for commercial use Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

3. Upon execution, prior to May 4, 2013, of binding agreements whereby the Company or any of its subsidiaries have secured commercial licensing rights to all of the IPs listed above prior to May 4, 2013 Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

4. Upon retention by the Company or any of its subsidiaries , prior to May 4, 2013,  of both of appropriate researchers and an appropriate Contract Research Organization  , the purpose of such retention being the commencement of clinical trials and  the preparation of an Investigational New Drug Application pursuant to applicable law, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

5. Upon commencement, prior to December 31, 2013, of a “Phase I” clinical trial by the Company or any subsidiary of the Company, to be performed in connection with an Investigational New Drug Application submitted by the Company and in accordance with applicable law, Transfer Restrictions shall no longer apply to 2,000,000 Milestone Shares.

In the event that Mr. Ichim is no longer employed by the Company or any subsidiary of the Company, any Signing Shares (including Milestone Shares) still subject to Transfer Restrictions shall be forfeited by the Mr. Ichim, and ownership of those Signing Shares shall be transferred back to the Company.

In the event that any Milestone listed above is not achieved by the date so indicated, those Milestone Shares for which Transfer Restrictions would no longer apply upon achievement of the applicable Milestone shall be forfeited by Mr.  Ichim and ownership of the Milestone Shares shall be transferred back to the Company.

The term of the Ichim Employment Agreement is from June 15, 2012 to June 14, 2015 and may be extended by mutual agreement between Mr. Ichim and the Company.

The foregoing description is  qualified in their entirety by reference to the Ichim Employment Agreement,  a copy of which appear as Exhibits 10.1 to this Form 8-K and is  incorporated by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1	ICHIM EMPLOYMENT AGREEMENT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos

David Koos

Chief Executive Officer

Dated: June 25, 2012

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